UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005
CROWN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-17480 (Commission File Number)	84-1097086 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On May 31, 2005, we amended the Merger Agreement with Kinross to (i) extend the Termination Date from May 31, 2005 to March 31, 2006, or December 31, 2005 if Kinross has not filed its 2004 audited financial statements with the Securities and Exchange Commission on or before December 31, 2005; (ii) provide that Crown stockholders would receive 0.34 Kinross Common Shares for each share of Crown Common Stock for the acquisition of Crown by Kinross. Prior to the amendment, the ratio had been 0.2911 Kinross Common Shares for each share of Crown Common Stock; (iii) put a valuation collar on the transaction whereby the maximum value of Kinross common shares to be issued to Crown shareholders (excluding any Crown common shares held by Kinross) is $110 million and the minimum value is $77.5 million and (iv) to provide that Kinross would invest in a $10 million convertible debenture issued by us (the Convertible Debenture) on or before June 20, 2005.
          A copy of the Amendment has been included as Exhibit 10.1 to this Report.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

          Concurrently with the amendment referred to in Item 1.01 we agreed to sell and Kinross agreed to purchase the Convertible Debenture on or before June 20, 1005. The Convertible Debenture will have a term of five years, an interest rate of 4% payable annually with a provision to forego the payment of interest for the first two annual payments, at our election. The Convertible Debenture is convertible into 5.8 million of our common shares, plus accrued interest. In the event the Merger Agreement is terminated other than as a result of a default by us, we shall have the right to convert all amounts due under the Convertible Debenture by providing 30 days prior notice to Kinross. We anticipate we will issue the Convertible Debenture in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, based on our belief that the sale does not involve a distribution. Any shares issued upon conversion of the Convertible Debenture, or any portion thereof, will be restricted stock. We may use some of the proceeds from the sale of the Convertible Debenture to pay a special dividend of up to $0.21 per share. The special dividend, if one is declared, will be determined by our board of directors based upon our future financial requirements. Payment of the special dividend will change the tax status of the transaction with Kinross to a taxable transaction for our shareholders.
          A draft Convertible Debenture relating to the above-described purchase is filed as Exhibit 10.2 to this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Description
Fourth Amendment to Acquisition Agreement and Agreement and Plan of Merger
Convertible Debenture

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 6, 2005

Crown Resources Corporation

By:	/s/ James R. Maronick

James R. Maronick, CFO